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                                                                    EXHIBIT 99.2

                          HEALTH RISK MANAGEMENT, INC.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
SHAREHOLDERS TO BE HELD ON DECEMBER   , 1996. The undersigned hereby appoints
                and                 , and each of them with full power to act
alone, the true and lawful attorneys in fact and proxies of the undersigned to vote all shares of common stock of Health Risk Management, Inc., a Minnesota corporation ("HRM"), held by the undersigned, with full power of substitution, with the same force and effect as the undersigned would be entitled to vote if personally present, at the Special Meeting of Shareholders of HRM to be held at HRM's corporate offices at 7900 West 78th Street, Fourth Floor, Minneapolis,
Minnesota on December   , 1996, at     a.m. (Minnesota time), and at any and all
adjournments or postponements thereof, as follows:

                 [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

    1. Approval and adoption of the Plan and Agreement of Merger, dated as of September 12, 1996, as amended (the "Merger Agreement"), by and among HealthPlan Services Corporation, a Delaware corporation, HealthPlan Services Alpha Corporation, a Delaware corporation, and HRM.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

    2. OTHER MATTERS: Discretionary authority is hereby granted with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.

                HRM'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
               THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS SUBMITTED, BUT NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the related Proxy Statement/Prospectus furnished herewith.

                                                Dated:                  , 1996
                                                        ----------------


                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                 Signature(s) (If held jointly)

                                                --------------------------------
                                                       Title or Authority

                                                IMPORTANT: Please sign your name
                                                exactly as it appears hereon.
                                                When signing as attorney, agent,
                                                executor, administrator,
                                                trustee, guardian or corporate
                                                officer, please give your full
                                                title as such. Each joint owner
                                                should sign the proxy. If
                                                executed by a partnership, this
                                                proxy should be signed by
                                                authorized partner.